                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-15
                                 Issuing Entity

                                FINAL TERM SHEET

                              [Countrywide(R) LOGO OMITTED]

                           $937,000,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-866-500-5409.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                FREE WRITING PROSPECTUS DATED SEPTEMBER 27, 2006
            Distributions are payable on the 25th day of each month,
                            beginning in October 2006

                                   ----------

The following classes of certificates are being offered pursuant to this free writing prospectus:

          ORIGINAL
         CERTIFICATE
          PRINCIPAL     PRICE TO   UNDERWRITING    PROCEEDS TO
CLASS    BALANCE(1)      PUBLIC      DISCOUNT     DEPOSITOR(2)
-----   ------------   ---------   ------------   ------------
A-1     $287,551,000   100.00000%    0.10417%       99.89583%
A-2     $ 66,269,000    99.99929%    0.05208%       99.94721%
A-3     $194,298,000    99.99926%    0.05217%       99.94709%
A-4     $ 71,654,000    99.99647%    0.05217%       99.94430%
A-5A    $ 56,228,000    99.99870%    0.05217%       99.94653%
A-5B    $ 50,000,000    99.99827%    0.05217%       99.94610%
A-6     $100,000,000    99.99857%    0.05217%       99.94640%

          ORIGINAL
        CERTIFICATE
         PRINCIPAL    PRICE TO   UNDERWRITING    PROCEEDS TO
CLASS    BALANCE(1)    PUBLIC      DISCOUNT     DEPOSITOR(2)
-----   -----------   --------   ------------   ------------
M-1     $29,000,000   99.99480%    0.50000%       99.49480%
M-2     $27,000,000   99.99587%    0.58333%       99.41254%
M-3     $15,500,000   99.99491%    0.83333%       99.16158%
M-4     $14,000,000   99.99518%    0.83333%       99.16185%
M-5     $13,000,000   99.99562%    0.83333%       99.16229%
M-6     $12,500,000   99.99919%    1.80000%       98.19919%
A-R     $       100         (3)         (3)             (3)

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $780,592 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans

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ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-15, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

SPECIAL SERVICER

Litton Loan Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor, and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 13, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the

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subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of September
1, 2006, which is the statistical calculation date. The aggregate stated
principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $649,973,037.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                 $649,973,037
Weighted Average Mortgage Rate                                            7.627%
Range of Mortgage Rates                                                5.750% to
                                                                         12.800%
Average Current Principal Balance                                       $200,857
Range of Current Principal Balances                                   $31,988 to
                                                                        $959,213
Weighted Average Original Loan-to-Value Ratio                             74.30%
Weighted Average Original Term to Maturity                            379 months
Weighted Average Credit Bureau Risk Score                             620 points
Weighted Average Remaining Term to Stated Maturity                    378 months
Percentage Originated under Full Documentation Program                    75.52%
Geographic Concentrations in excess of 10%:
   California                                                             33.18%
   Florida                                                                11.59%

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period
(measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                                             PERMITTED
                     CHARACTERISTIC                      VARIANCE/MAXIMUM
------------------------------------------------------   ----------------
Weighted Average Mortgage Rate                               +/-0.10%
Weighted Average Original Loan-to-Value Ratio                +/-3.00%
Weighted Average Credit Bureau Risk Score                   +/-5 points
Percentage Originated under Full Documentation Program       +/-3.00%
Maximum California Concentration                              50.00%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                       ORIGINAL
                      CERTIFICATE                                                                   INITIAL
                       PRINCIPAL                                LAST SCHEDULED    INITIAL RATING    RATING    INITIAL RATING
      CLASS           BALANCE(1)              TYPE            DISTRIBUTION DATE    (MOODY'S)(2)    (S&P)(2)     (FITCH)(2)
------------------   ------------   -----------------------   -----------------   --------------   --------   --------------

OFFERED
CERTIFICATES
A-1...............   $287,551,000    Senior/Adjustable Rate     September 2026          Aaa           AAA           AAA
A-2...............   $ 66,269,000      Senior/Fixed Rate         October 2028           Aaa           AAA           AAA
A-3...............   $194,298,000      Senior/Fixed Rate         August 2034            Aaa           AAA           AAA
A-4...............   $ 71,654,000      Senior/Fixed Rate          April 2036            Aaa           AAA           AAA
A-5A..............   $ 56,228,000      Senior/Fixed Rate         October 2046           Aaa           AAA           AAA
A-5B..............   $ 50,000,000      Senior/Fixed Rate         October 2046           Aaa           AAA           AAA
A-6...............   $100,000,000    Senior/Fixed Rate/NAS       August 2046            Aaa           AAA           AAA
M-1...............   $ 29,000,000    Subordinate/Fixed Rate     February 2046           Aa1           AA+           N/R
M-2...............   $ 27,000,000    Subordinate/Fixed Rate     December 2045           Aa2           AA            N/R
M-3...............   $ 15,500,000    Subordinate/Fixed Rate      August 2045            Aa3           AA-           N/R
M-4...............   $ 14,000,000    Subordinate/Fixed Rate        May 2045              A1           A+            N/R
M-5...............   $ 13,000,000    Subordinate/Fixed Rate      January 2045            A2            A            N/R
M-6...............   $ 12,500,000    Subordinate/Fixed Rate     September 2044           A3           A-            N/R
A-R...............   $        100    Senior/REMIC Residual       October 2006           Aaa           AAA           AAA
NON-OFFERED
CERTIFICATES(3)
M-7...............   $ 12,000,000   Subordinate/ Fixed Rate     February 2044          Baa1          BBB+           N/R
M-8...............   $  7,000,000   Subordinate/ Fixed Rate       April 2043           Baa2           BBB           N/R
B.................   $ 10,000,000   Subordinate/ Fixed Rate      August 2042           Baa3          BBB-           N/R
P.................   $        100      Prepayment Charges            N/A                N/R           N/R           N/R
C.................            N/A           Residual                 N/A                N/R           N/R           N/R

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S"), Standard
     & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
     ("S&P") and Fitch Ratings ("FITCH"). "N/R" indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class M-7, Class M-8, Class B, Class P and Class C Certificates are not
     offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-7, Class M-8, Class B,
     Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

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The certificates will also have the following characteristics:

                               PASS-THROUGH RATE     PASS-THROUGH RATE
                                 ON OR BEFORE              AFTER
                                    OPTIONAL             OPTIONAL                               INTEREST ACCRUAL
           CLASS                TERMINATION DATE     TERMINATION DATE    DELAY/ACCRUAL PERIOD      CONVENTION
---------------------------   -------------------   ------------------   --------------------   ----------------

OFFERED CERTIFICATES
A-1........................    LIBOR + 0.110% (1)   LIBOR + 0.110% (1)            (2)            Actual/360 (3)
A-2........................        5.683% (4)           5.683% (4)        calendar month (5)      30/360 (6)
A-3........................        5.689% (4)           5.689% (4)        calendar month (5)      30/360 (6)
A-4........................        5.961% (4)           5.961% (4)        calendar month (5)      30/360 (6)
A-5A.......................        6.265% (4)           6.765% (4)        calendar month (5)      30/360 (6)
A-5B.......................        6.186% (4)           6.686% (4)        calendar month (5)      30/360 (6)
A-6........................        5.826% (4)           5.826% (4)        calendar month (5)      30/360 (6)
M-1........................        6.122% (4)           6.122% (4)        calendar month (5)      30/360 (6)
M-2........................        6.142% (4)           6.142% (4)        calendar month (5)      30/360 (6)
M-3........................        6.221% (4)           6.221% (4)        calendar month (5)      30/360 (6)
M-4........................        6.320% (4)           6.320% (4)        calendar month (5)      30/360 (6)
M-5........................        6.419% (4)           6.419% (4)        calendar month (5)      30/360 (6)
M-6........................        6.568% (4)           6.568% (4)        calendar month (5)      30/360 (6)
A-R........................           (7)                  (7)                    N/A                 N/A
NON-OFFERED CERTIFICATES
M-7........................        6.850% (4)           6.850% (4)        calendar month (5)      30/360 (6)
M-8........................        6.850% (4)           6.850% (4)        calendar month (5)      30/360 (6)
B..........................        6.850% (4)           6.850% (4)        calendar month (5)      30/360 (6)
P..........................           N/A                  N/A                    N/A                 N/A
C..........................           N/A                  N/A                    N/A                 N/A

----------
(1)  The pass-through rate for this class of certificates may adjust monthly and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the Certificates --
     Distributions -- Distributions of Interest." LIBOR refers to One-Month
     LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates -- Calculation of
     One-Month LIBOR."

(2)  The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)  The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under
     "Description of the Certificates -- Distributions -- Distributions of
     Interest."

(5)  The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(6)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(7)  The Class A-R Certificates will not accrue any interest.

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DESIGNATIONS

       DESIGNATION                          CLASS OF CERTIFICATES
-------------------------   ----------------------------------------------------
Class A Certificates:       Class A-1, Class A-2, Class A-3, Class A-4, Class
                            A-5A, Class A-5B and Class A-6 Certificates.

Senior Certificates:        Class A and Class A-R Certificates.

Class M Certificates:       Class M-1, Class M-2, Class M-3, Class M-4, Class
                            M-5, Class M-6, Class M-7 and Class M-8
                            Certificates.

Subordinate Certificates:   Class M and Class B Certificates.

Fixed Rate Certificates:    Class A-2, Class A-3, Class A-4, Class A-5A, Class
                            A-5B and Class A-6 Certificates and Subordinate
                            Certificates.

Offered Certificates:       Senior Certificates and Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5 and Class M-6
                            Certificates.

RECORD DATE

Class A-1 Certificates:

The business day immediately preceding a distribution date, or if the Class A-1
Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow, as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

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AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under "Description of the
     Certificates -- Overcollateralization Provisions" in this free writing prospectus; and

o    the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o    the master servicing fee, the special servicing fee and additional servicing compensation (as described in this free writing prospectus under
     "Description of the Certificates -- Withdrawals from the Collection
     Account" and "--Withdrawals from the Distribution Account") due to the master servicer;

o    the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    the premium for the Class A-5B Policy.

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than any mortgage loan that is being specially serviced by the special servicer) equal to one-twelfth of the stated principal

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                                        6

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balance of that mortgage loan multiplied by 0.50% per annum (referred to as the servicing fee rate).

Special Servicing Fee:

The special servicer will be paid a monthly fee (referred to as the special servicing fee) with respect to each mortgage loan specially serviced by it equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer and the special servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the interest funds will be distributed in the following order:

o    concurrently, to the Class A-5B insurer, the monthly premium for the Class
     A-5B Policy for such distribution date and to each class of Class A
     Certificates, current interest and interest carry forward amount for each such class and such distribution date, pro rata, based on their respective entitlements;

o    to the Class A-5B Insurer, any reimbursement amount;

o    sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o    as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o    the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

o    the later of:

     o    the October 2009 distribution date; and

     o    the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 65.20% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

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                                        7

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o    to the classes of Class A Certificates and to the Class A-5B Insurer, in
     the order and amounts set forth below;

o    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, until their certificate principal balances are reduced to zero; and

o    as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount will be distributed in the following order:

o    in an amount up to the Class A principal distribution amount, to the Class
     A Certificates in the order set forth below, until their certificate principal balances are reduced to zero,

o    to the Class A-5B Insurer, any remaining premium payable with respect to the Class A-5B Policy and any remaining reimbursement amount, in each case that has not been paid from interest funds for the distribution date,

o    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, until their certificate principal balances are reduced to zero; and

o    as part of the excess cashflow.

Class A Certificates:

On each distribution date prior to the stepdown date or on which a trigger event is in effect, any principal amounts to be distributed to the Class A
Certificates and the Class A-5B Insurer will be distributed in the following order:

o    to the Class A-6 Certificates, the NAS principal distribution amount, until its certificate principal balance is reduced to zero;

o    sequentially, to the Class A-1, Class A-2, Class A-3, and Class A-4
     Certificates, in that order, in each case until their certificate principal balances are reduced to zero;

o    concurrently, to (x) the Class A-5A Certificates and (y) the Class A-5B
     Certificates and the Class A-5B Insurer, pro rata (based on, with respect to clause (x), the certificate principal balance of the Class A-5A
     Certificates, and with respect to clause (y), the certificate principal balance of the Class A-5B Certificates):

     (i)  to the Class A-5A Certificates until its certificate principal balance is reduced to zero, and

     (ii) sequentially, to the Class A-5B Insurer, any remaining monthly premium for the Class A-5B Policy not paid from interest funds for the distribution date, and then to the Class A-5B Certificates until its certificate principal balance is reduced to zero;

o    to the Class A-6 Certificates without regard to the NAS principal distribution amount, until its certificate principal balance is reduced to zero;

o    to the Class A-5B Insurer, any reimbursement amount remaining unpaid following the distribution of interest funds for the distribution date.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, amounts to be distributed to the Class A Certificates in respect of principal will be distributed in the following order:

o    to the Class A-6 Certificates, the NAS principal distribution amount, until its certificate principal balance is reduced to zero;

o    sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4
     Certificates, in that order, until their certificate principal balances are reduced to zero;

o    concurrently, pro rata, based on their respective certificate principal balances, to the Class A-5A and Class A-5B Certificates until their certificate principal balances are reduced to zero; and

o    to the Class A-6 Certificates without regard to the NAS Principal
     Distribution Amount, until its certificate principal balance is reduced to zero.

Class A-6 Certificates; NAS Principal Distribution Amount:

The Class A-6 Certificates are entitled to receive the NAS Principal
Distribution Amount prior to payments of principal of the other classes of Class
A Certificates. The NAS principal distribution amount is a specified percentage
(that may exceed 100%) of the Class A-6 pro rata share of the principal distributable to the Class A Certificates. Until the distribution date in
October 2009, the NAS principal

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                                        8

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distribution amount is zero and it is expected that the Class A-6 Certificates will not receive any distributions of principal. The specified percentage increases on the distribution date in October 2009, October 2011, October 2012 and October 2013, when it ultimately reaches 300%. On and after the distribution date in October 2009 and until the October 2012 distribution date, it is expected that the Class A-6 Certificates will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after October 2013 distribution date, the Class A-6 Certificates will receive an amount greater than its pro rata share of principal payments.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class A Certificates and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o    concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second to pay any unpaid realized loss amount for that class;

o    to each class of Class A Certificates (in the case of the Class A-1
     Certificates, after payment of amounts available (if any) under the corridor contract) and subordinate certificates, pro rata first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

o    to the carryover reserve fund, the required carryover reserve fund deposit;
     and

o    to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Class A-5B Certificate Guaranty Insurance Policy

The Class A-5B Certificates have the benefit of a certificate guaranty insurance policy, called the Class A-5B Policy, pursuant to which Financial Security
Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class A-5B Certificates on each distribution date subject to certain terms and conditions set forth in the Class A-5B Policy. The Class A-5B Policy will not cover any classes of certificates other than the Class A-5B
Certificates and is subject to certain limitations as described in this free writing prospectus.

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $34,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if

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                                        9

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those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates plus the weighted average expense fee rate, and in the case of Class A-5B Certificates, the Class A-5B Policy premium rate. The
"expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

See "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans are allocated to the classes of certificates with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses will be allocated to the senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss
Amounts." However, the Class A-5B Insurer will be obligated to make guaranteed distributions in respect of applied realized loss amounts on the Class A-5B
Certificates as they occur.

THE CORRIDOR CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate corridor contract, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On each distribution date on or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in
"Description of the Certificates -- The Corridor Contract" in this free writing prospectus.

The amounts allocated to the issuing entity in respect of the corridor contract will be available to cover net rate carryover on the Class A-1 Certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class A-1 Certificates will be distributed to the
Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

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                                       10

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ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of the Mortgage Loans - Certain Modifications and
Refinancings" in this free writing prospectus.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The largest percentage holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account and the issuing entity's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.
The Class A-1 Certificates will also represent the right to receive payments of net rate carryover from amounts received under the corridor contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates
will be "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section

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                                       11

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4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met.

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                                       12

                                THE MORTGAGE POOL

          Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan other than a Specially
Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent
Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "SERVICING FEE RATE" for each Mortgage
Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to
Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans." The
Special Servicer will be paid a monthly fee (the "SPECIAL SERVICING FEE") from collections with respect to each Specially Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate.

          The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the Mortgage Loans other than the Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement. The Special Servicer
is also entitled to receive, as additional servicing compensation, Prepayment
Interest Excess, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the
Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Special Servicing Account.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month (calculated as if the Master Servicing Fee were payable to the Master Servicer with respect to all of the Mortgage Loans rather than only those Mortgage Loans that are not Specially Serviced Mortgage Loans) will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master
Servicer in the Certificate Account for distribution to holders of the
Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING INTEREST" and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the
Class A-5B Certificates resulting from Prepayment Interest Shortfalls will not be covered by the Class A-5B Policy.

                                       13

CERTAIN MODIFICATIONS AND REFINANCINGS

          Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the Certificates.
Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

          The CWABS, Inc., Asset-Backed Certificates, Series 2006-15 (the
"CERTIFICATES") will consist of: Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5A, Class A-5B, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class A-R, Class P and
Class C Certificates.

          When describing the Certificates in this free writing prospectus we use the following terms:

       DESIGNATION                          CLASS OF CERTIFICATES
-------------------------   ----------------------------------------------------
CLASS A CERTIFICATES:       Class A-1, Class A-2, Class A-3, Class A-4,
                            Class A-5A, Class A-5B and Class A-6 Certificates

SENIOR CERTIFICATES:        Class A and Class A-R Certificates

CLASS M CERTIFICATES:       Class M-1, Class M-2, Class M-3, Class M-4, Class
                            M-5, Class M-6, Class M-7, Class M-8 and Class B
                            Certificates

SUBORDINATE CERTIFICATES:   Class M and Class B Certificates

FIXED RATE CERTIFICATES:    Class A-2, Class A-3, Class A-4, Class A-5A, Class
                            A-5B and Class A-6 Certificates and Subordinate
                            Certificates.

OFFERED CERTIFICATES:       Senior Certificates and Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5 and Class M-6 Certificates

The Certificates are generally referred to as the following types:

                     CLASS                                 TYPE
-----------------------------------------------   ----------------------
Class A-1 Certificates:                           Senior/Adjustable Rate
Class A-2, Class A-3, Class A-4, Class A-5A and
Class A-5B Certificates:                          Senior/Fixed Rate
Class A-6 Certificates:                           Senior/Fixed Rate/NAS

                                       14

Subordinate Certificates:                         Subordinate/Fixed Rate
Class A-R Certificates:                           Senior/REMIC Residual
Class P Certificates:                             Prepayment Charges
Class C Certificates:                             Residual

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the base prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the base prospectus.

GLOSSARY OF TERMS

          The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

          General Definitions.

          "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

               "BUSINESS DAY" is any day other than:

               (1) a Saturday or Sunday or

               (2) a day on which the Class A-5B Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

          "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates
(other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

          (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

          (2) the Applied Realized Loss Amounts allocated to the class;

                                       15

provided, however, that (w) any payment of principal under the Class A-5B Policy following an Applied Realized Loss Amount in respect of the Class A-5B
Certificates will not result in a further reduction of the Certificate Principal
Balance of the Class A-5B Certificates; (x) if Applied Realized Loss Amounts
have been allocated to the Certificate Principal Balance of any class of
Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of
Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); (y)
any amounts distributed to one or more classes of Senior Certificates in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes; and (z) to the extent an Applied Realized Loss Amount with respect to the Class A-5B Certificates was covered under the Class A-5B Policy, the
Certificate Principal Balance of that class will not be increased by any related
Subsequent Recovery.

          After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates up to its respective Unpaid Realized Loss Amount, the Subsequent
Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under
"--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

          Exclusively for the purpose of determining any subrogation rights of the Class A-5B Insurer under the Pooling and Servicing Agreement, the
"Certificate Principal Balance" of the Class A-5B Certificates will not be reduced by the amount of any payments made by the Class A-5B Insurer in respect of principal of such Certificates under the Class A-5B Policy, except to the extent such payment has been reimbursed to the Class A-5B Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

          "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
October 2006.

          "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

          "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

          "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

          "INSURANCE PROCEEDS" means all proceeds of any insurance policy
(excluding the Class A-5B Policy) received prior to or in connection with a
Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

          "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to

                                       16

or in connection with a Final Recovery Determination with respect to any
Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

          "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

          "RECORD DATE" means:

               (1) in the case of the Class A-1 Certificates, the Business Day immediately preceding the Distribution Date, unless the Class A-1
          Certificates are no longer book-entry certificates, in which case the
          Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

               (2) in the case of the Fixed Rate Certificates and the Class A-R
          Certificates, the last Business Day of the month preceding the month of the Distribution Date.

          "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

          Definitions related to Interest Calculations and Distributions.

          "ACCRUAL PERIOD" for any Distribution Date and (x) the Class A-1
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

          "CURRENT INTEREST" with respect to each class of interest-bearing
Certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

          "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

          "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

               (a) Current Interest for such class with respect to prior
          Distribution Dates over

               (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

          "INTEREST DETERMINATION DATE" means for the Class A-1 Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

          "INTEREST FUNDS" means for any Distribution Date, (1) the Interest
Remittance Amount for the Distribution Date less (2) the Trustee Fee for the
Distribution Date.

          "INTEREST REMITTANCE AMOUNT" means with respect to any Distribution
Date:

          (a) the sum, without duplication, of:

                                       17

               (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees and Special Servicing Fees,

               (2) all interest on prepayments, other than Prepayment Interest
          Excess,

               (3) all Advances relating to interest,

               (4) all Compensating Interest,

               (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent that the Liquidation Proceeds relate to interest), and

               (6) the allocable portion of any Seller Shortfall Interest
          Requirement, less

          (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans.

                                       18

          "NET RATE CAP" for each Distribution Date means:

               (i) with respect to each class of interest-bearing Certificates
          (other than the Class A-5B Certificates), the weighted average
          Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted, in the case of the Class A-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
          Accrual Period and a 360-day year, and

               (ii) with respect to the Class A-5B Certificates, the Net Rate
          Cap for the other classes of interest-bearing Certificates less the
          Class A-5B Premium Rate.

          "NET RATE CARRYOVER" for a class of interest-bearing Certificates on any Distribution Date means the excess of:

               (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
          Rate Cap, over

               (2) the amount of interest the class accrued on the Distribution
          Date based on the applicable Net Rate Cap,

          plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the
Class A-5B Certificates will not be covered by the Class A-5B Policy.

          "PASS-THROUGH MARGIN" with respect to the Class A-1 Certificates means
0.110%.

          "PASS-THROUGH RATE" with respect to each Accrual Period and the Class
A-1 Certificates means a per annum rate equal to the lesser of:

               (1) One-Month LIBOR for the Accrual Period (calculated as
          described below under "-- Calculation of One-Month LIBOR") plus the
          Pass-Through Margin for the class and Accrual Period, and

               (2) the applicable Net Rate Cap for the related Distribution
          Date.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                                       19

          "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Fixed Rate Certificates means a per annum rate equal to the lesser of:

               (1) the per annum fixed rate for the class and the Accrual Period set forth in the table below and

               (2) the applicable Net Rate Cap for the related Distribution
          Date.

                 (1)     (2)
                -----   -----
Class A-2....   5.683%  5.683%
Class A-3....   5.689%  5.689%
Class A-4....   5.961%  5.961%
Class A-5A...   6.265%  6.765%
Class A-5B...   6.186%  6.686%
Class A-6....   5.826%  5.826%
Class M-1....   6.122%  6.122%
Class M-2....   6.142%  6.142%
Class M-3....   6.221%  6.221%
Class M-4....   6.320%  6.320%
Class M-5....   6.419%  6.419%
Class M-6....   6.568%  6.568%
Class M-7....   6.850%  6.850%
Class M-8....   6.850%  6.850%
Class B......   6.850%  6.850%

----------
(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

          "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the
Distribution Date in each of October 2006, November 2006 and December 2006 means the sum of:

               (a) the product of (1) the excess of the aggregate Stated
          Principal Balance for the Distribution Date of all the Mortgage Loans
          in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          owned by the issuing entity at the beginning of the related Due
          Period, over the aggregate Stated Principal Balance for the
          Distribution Date of the Mortgage Loans (including the Subsequent
          Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

               (b) the product of (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

          "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

                                       20

          Definitions related to Principal Calculations and Distributions.

          "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class A
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 65.20% of the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date and (ii) the
          aggregate Stated Principal Balance of the Mortgage Loans for the
          Distribution Date minus the OC Floor.

          "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if
(x) the aggregate amount of Realized Losses on the Mortgage Loans from the
Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

        Distribution Date                            Percentage
---------------------------------   --------------------------------------------
October 2008 -- September 2009...   0.70% with respect to October 2008, plus an
                                    additional 1/12th of 0.95% for each month
                                    thereafter through September 2009
October 2009 -- September 2010...   1.65% with respect to October 2009, plus an
                                    additional 1/12th of 1.15% for each month
                                    thereafter through September 2010
October 2010 -- September 2011...   2.80% with respect to October 2010, plus an
                                    additional 1/12th of 0.90% for each month
                                    thereafter through September 2011
October 2011 -- September 2012...   3.70% with respect to October 2011, plus an
                                    additional 1/12th of 0.70% for each month
                                    thereafter through September 2012
October 2012 -- September 2013...   4.40% with respect to October 2012, plus an
                                    additional 1/12th of 0.20% for each month
                                    thereafter through September 2013
October 2013 and thereafter......   4.60%

          A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing Certificates:

                             Class   Percentage
                            ------   ---------
                            A.....      45.98%
                            M-1...      55.18%
                            M-2...      67.80%
                            M-3...      78.05%
                            M-4...      90.40%
                            M-5...     105.97%
                            M-6...     126.99%
                            M-7...     156.87%
                            M-8...     181.83%
                            B.....     235.31%

                                       21

          "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is
the excess, if any, of the Overcollateralized Amount for the Distribution Date
over the Overcollateralization Target Amount for the Distribution Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof.

          "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

               Initial Target   Stepdown Target
                Subordination    Subordination
                 Percentage        Percentage
               --------------   ---------------
Class M-1...       14.50%            29.00%
Class M-2...       11.80%            23.60%
Class M-3...       10.25%            20.50%
Class M-4...        8.85%            17.70%
Class M-5...        7.55%            15.10%
Class M-6...        6.30%            12.60%
Class M-7...        5.10%            10.20%
Class M-8...        4.40%             8.80%
Class B.....        3.40%             6.80%

          The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by those Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

          "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of:

               (1) a fraction, the numerator of which is the Certificate
          Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A
          Certificates, in each case immediately prior to the Distribution Date,

               (2) any amounts to be distributed to the Class A Certificates on the Distribution Date pursuant to clause (1)(A) or (2)(A) under
          "--Distributions of Principal" below, and

               (3) the applicable percentage for the Distribution Date set forth in the following table:

                        Distribution Date         Percentage
                 ------------------------------   ----------
                 October 2006 -- September 2009        0%
                 October 2009 -- September 2011       45%
                 October 2011 -- September 2012       80%
                 October 2012 -- September 2013      100%
                 October 2013 and thereafter         300%

          "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on the Distribution

                                       22

Date (after giving effect to distribution of the Principal Distribution Amount
(other than the portion thereof consisting of the Extra Principal Distribution
Amount) on the Distribution Date).

          "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is
an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the
Distribution Date.

          "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 3.40% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 6.80% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the interest-bearing Certificates as of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

          "PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date means the sum of:

               (1) the Principal Remittance Amount for the Distribution Date,

               (2) the Extra Principal Distribution Amount for the Distribution
          Date, and

               (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
          Pre-Funding Account at the end of the Funding Period (net of any
          investment income therefrom),

               minus

               (4) the Overcollateralization Reduction Amount for the
          Distribution Date.

          "PRINCIPAL REMITTANCE AMOUNT" with respect to any Distribution Date means:

               (a) the sum, without duplication, of:

                    (1) the scheduled principal collected during the related Due
               Period or advanced with respect to the Distribution Date,

                    (2) prepayments collected in the related Prepayment Period,

                    (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                    (4) the amount, if any, by which the aggregate unpaid
               principal balance of any Replacement Mortgage Loans delivered by
               Countrywide Home Loans in connection with a substitution of a
               Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                    (5) all Liquidation Proceeds (to the extent that the
               Liquidation Proceeds relate to principal) and Subsequent
               Recoveries collected during the related Due Period, less

                                       23

          (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans.

          "REALIZED LOSS" means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated
Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted
Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged
Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the
Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

          "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date on or after the Stepdown Date, means the average of the Sixty-Day
Delinquency Rates for the Distribution Date and the two immediately preceding
Distribution Dates.

          "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

               (1) the numerator of which is the excess of:

                    (a) the aggregate Stated Principal Balance of the Mortgage
               Loans for the preceding Distribution Date over

                    (b) (i) before the Certificate Principal Balances of the
               Class A Certificates have been reduced to zero, the sum of the
               Certificate Principal Balances of the Class A Certificates, or
               (ii) after the Certificate Principal Balances of the Class A
               Certificates have been reduced to zero, the Certificate Principal
               Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date,
               and

               (2) the denominator of which is the aggregate Stated Principal
          Balance of the Mortgage Loans for the preceding Distribution Date.

          "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

          "STEPDOWN DATE" is the earlier to occur of:

               (a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A
          Certificates is reduced to zero, and

               (b) the later to occur of (x) the Distribution Date in October
          2009 and (y) the first Distribution Date on which the aggregate
          Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 65.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

                                       24

          "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

               (1) the sum of:

                    (a) the aggregate Certificate Principal Balance of the Class
               A Certificates (after taking into account distribution of the
               Class A Principal Distribution Amount for the Distribution Date),

                    (b) the aggregate Certificate Principal Balance of any
               classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account
               distribution of the Subordinate Class Principal Distribution
               Amount(s) for the senior class(es) of Certificates for the
               Distribution Date), and

                    (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution
               Date over

               (2) the lesser of (a) the product of (x) 100% minus the Stepdown
          Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date minus the OC
          Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

          "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

          "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of the
Class A-5B Certificates, as reduced by any payment made by the Class A-5B
Insurer in respect of principal of that class under the Class A-5B Policy) minus
(y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

          The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders and the Class A-5B Insurer. The Master
Servicer will initially establish the Certificate Account at Countrywide Bank,
N.A., which is an affiliate of the Master Servicer. On a daily basis within two
Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

               (1) all payments on account of principal, including Principal
          Prepayments, on the Mortgage Loans,

               (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
          Mortgage Loans, net of the related Master Servicing Fees and Special
          Servicing Fees on the Mortgage Loans and net of Prepayment Interest
          Excess,

               (3) all Insurance Proceeds (excluding proceeds from the Class
          A-5B Policy), Liquidation Proceeds and Subsequent Recoveries,

                                       25

               (4) all payments made by the Master Servicer in respect of
          Compensating Interest,

               (5) all payments made by a Seller in connection with the
          repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
          Pooling and Servicing Agreement,

               (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

               (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

               (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
          Account,

               (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

               (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

               (11) all Advances.

          On the Business Day prior to the Master Servicer Advance Date in each of October 2006, November 2006 and December 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the base prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

          The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

               (1) to pay to the Master Servicer the Master Servicing Fees on
          the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
          Adjustment to Master Servicing Fee in Connection With Certain Prepaid
          Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest
          Excess for the related Prepayment Period,

               (2) to reimburse the Master Servicer and the Trustee for
          Advances, which right of reimbursement with respect to any Mortgage
          Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds
          or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

               (3) to reimburse the Master Servicer and the Trustee for any
          Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable

                                       26

          Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

               (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

               (5) to pay to the Master Servicer any unpaid Master Servicing
          Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of
          reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

               (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

               (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
          Principal Remittance Amount on the related Distribution Account
          Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

               (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

               (9) to clear and terminate the Certificate Account upon
          termination of the Pooling and Servicing Agreement.

          In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

          The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

          The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders and the Class A-5B
Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution
Account and retain therein:

               (1) the aggregate amount remitted by the Master Servicer to the
          Trustee,

               (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
          Account, and

                                       27

               (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

          The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and payment to the Class A-5B Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

               (1) to pay the Trustee Fee to the Trustee,

               (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

               (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

               (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account",

               (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
          "--Withdrawals from the Certificate Account", and

               (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

          o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

          o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of
               Countrywide Home Loans and will be remitted to Countrywide Home
               Loans as described herein.

          The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit

                                       28

into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

          Carryover Reserve Fund and Credit Comeback Excess Account. Funds in
the Carryover Reserve Fund and in the Credit Comeback Excess Account may be
invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

          If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the
Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their
Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the
Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or
Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

                                       29

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE                SOURCE (2)               FREQUENCY
----------------------   -----------------------------------   ---------------   ---------------------------------   ------------

FEES

Master Servicing Fee /   One-twelfth of the Stated Principal   Compensation      Collections with respect to each         Monthly
Master Servicer          Balance of each Mortgage Loan                           Mortgage Loan and any Liquidation
                         (other than a Specially Serviced                        Proceeds or Subsequent Recoveries
                         Mortgage Loan) multiplied by the
                         Servicing Fee Rate (3)

Special Servicing Fee    One-twelfth of the Stated Principal   Compensation      Collections with respect to each         Monthly
/ Special Servicer       Balance of each Specially Serviced                      Specially Serviced Mortgage Loan
                         Mortgage Loan multiplied by the                         and any Liquidation Proceeds or
                         Servicing Fee Rate (3)                                  Subsequent Recoveries

Additional Servicing     o    Prepayment Interest Excess (4)   Compensation      Interest collections with respect   Time to time
Compensation / Master                                                            to each Mortgage Loan other than
Servicer and Special                                                             a Specially Serviced Mortgage
Servicer                                                                         Loan (in the case of the Master
                                                                                 Servicer) or each Specially
                                                                                 Serviced Mortgage Loan (in the
                                                                                 case of the Special Servicer)

                         o    All late payment fees,           Compensation      Payments made by obligors with      Time to time
                              assumption fees and other                          respect to the Mortgage Loans
                              similar charges (excluding                         other than the Specially Serviced
                              prepayment charges)                                Mortgage Loans (in the case of
                                                                                 the Master Servicer) or the
                                                                                 Specially Serviced Mortgage Loans
                                                                                 (in the case of the Special
                                                                                 Servicer)

                         o    All investment income earned     Compensation      Investment income related to the         Monthly
                              on amounts on deposit in the                       Certificate Account and
                              Certificate Account and                            Distribution Account (in the case
                              Distribution Account (in the                       of the Master Servicer) or the
                              case of the Master Servicer)                       Special Servicing Account (in the
                              or the Special Servicing                           case of the Special Servicer)
                              Account (in the case of the
                              Special Servicer).

                         o    Excess Proceeds (5)              Compensation      Liquidation Proceeds and            Time to time
                                                                                 Subsequent Recoveries with
                                                                                 respect to each liquidated
                                                                                 Mortgage Loan other than a
                                                                                 Specially Serviced Mortgage Loan
                                                                                 (in the case of the Master
                                                                                 Servicer) or each liquidated
                                                                                 Specially Serviced Mortgage Loan
                                                                                 (in the case of the Special
                                                                                 Servicer)

                                       30

 TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE                SOURCE (2)               FREQUENCY
----------------------   -----------------------------------   ---------------   ---------------------------------   ------------

Trustee Fee (the         One-twelfth of the Trustee Fee Rate   Compensation      Interest Remittance Amount               Monthly
"TRUSTEE FEE") /         multiplied by the sum of (i) the
Trustee                  aggregate Stated Principal Balance
                         of the outstanding Mortgage Loans
                         and (ii) any amounts remaining in
                         the Pre-Funding Account (excluding
                         any investment earnings thereon)
                         (6)

EXPENSES

Class A-5B Policy        One-twelfth of the Certificate        Expense           Interest Funds and, to the extent        Monthly
Premium and              Principal Balance of the Class A-5B                     that Interest Funds are not
Reimbursement            Certificates multiplied by the                          sufficient, the Principal
Amounts / Class A-5B     Class A-5B Premium Rate (7)                             Remittance Amount
Insurer

Insurance premiums /     Insurance premium(s) for Mortgage     Expense           Interest collections on the              Monthly
Mortgage Insurance       Loan(s) covered by lender-paid                          related Mortgage Loan(s)
Providers                mortgage insurance policies

Insurance expenses /     Expenses incurred by the Master       Reimbursement     To the extent the expenses are      Time to time
Master Servicer and      Servicer and Special Servicer         of Expenses       covered by an insurance policy
Special Servicer                                                                 with respect to the Mortgage Loan

Servicing Advances /     To the extent of funds available,     Reimbursement     With respect to each Mortgage       Time to time
Master Servicer and      the amount of any Servicing           of Expenses       Loan, late recoveries of the
Special Servicer         Advances.                                               payments of the costs and
                                                                                 expenses, Liquidation Proceeds,
                                                                                 Subsequent Recoveries, purchase
                                                                                 proceeds or repurchase proceeds
                                                                                 for that Mortgage Loan (8)

Indemnification          Amounts for which the Sellers, the    Indemnification   Amounts on deposit on the                Monthly
expenses / the           Master Servicer, the Special                            Certificate Account on any
Sellers, the Master      Servicer, the NIM Insurer and                           Distribution Account Deposit
Servicer, the Special    Depositor are entitled to                               Date, following the transfer to
Servicer, the NIM        indemnification (9)                                     the Distribution Account
Insurer and the
Depositor

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

                                       31

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)  Prepayment Interest Excess is described above in this free writing prospectus under "Servicing of the Mortgage Loans -- Servicing Compensation
     and Payment of Expenses."

(5)  Excess Proceeds is described in this free writing prospectus under "--
     Glossary of Terms -- General Definitions."

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  With respect to the first Distribution Date, the Class A-5B Policy premium will be equal to the product of (x) the initial Certificate Principal
     Balance of the Class A-5B Certificates, (y) the Class A-5B Premium Rate and
     (z) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Distribution Date, and the denominator of which is 30. The "CLASS A-5B PREMIUM RATE" will equal 0.08% per annum. The amount of any Reimbursement Amount due to the
     Class A-5B Insurer with respect to any Distribution Date will be calculated as described under "Description of the Certificates -- Class A-5B
     Certificate Guaranty Insurance Policy."

(8)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(9)  Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses. In addition, the
     Special Servicer is entitled to indemnification from the Master Servicer and Countrywide Home Loans, Inc. of certain expenses.

                                       32

DISTRIBUTIONS

          General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

          Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal
Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the
Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

          On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

          Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing Certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

          All calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

          The Pass-Through Rate for the Class A-1 Certificates is a variable rate that may change from Distribution Date to Distribution Date. The
Pass-Through Rate for each class of Fixed Rate Certificates is fixed for the life of those certificates. However, the Pass-Through Rate for each of the Class
A-5A and Class A-5B Certificates is subject to increase after the Optional
Termination Date. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing Certificates will be subject to the applicable Net
Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the
Pass-Through Rate.

          If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions,"
and, in the case of the Class A-1 Certificates, from payments (if any) allocated to the issuing entity in respect of the Corridor Contract. The Class A-5B Policy will not cover any shortfalls caused by application of the applicable Net Rate
Cap.

          On each Distribution Date, the Interest Funds for that Distribution
Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

               (1) concurrently, pro rata based on their respective entitlements
          (x) to the Class A-5B Insurer, the monthly premium for the Class A-5B
          Policy for such Distribution Date and (y) to each class of Class A
          Certificates, the Current Interest and Interest Carry Forward Amount
          for each such class;

               (2) to the Class A-5B Insurer, any Reimbursement Amount;

               (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
          Certificates, in that order, the Current Interest for that class, and

               (4) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

          Distributions of Funds from the Corridor Contract. On each
Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that
Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class A-1 Certificates, to the extent needed to pay any related Net Rate Carryover.

          Any amounts allocated to the issuing entity in respect of the Corridor
Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the
Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the
Class A-1 Certificates until the Corridor Contract Termination Date. See "--
Carryover Reserve Fund" below.

          Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the Senior Certificates, until the Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate
Certificates.

          On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until the Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

          On each Distribution Date, the Principal Distribution Amount is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

               (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                    (A) to the Class A Certificates and to the Class A-5B
               Insurer, in the order and amounts set forth in clause (3)(A)
               below,

                    (B) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
               Certificates, in that order, until their Certificate Principal
               Balances are reduced to zero, and

                    (C) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

               (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

                    (A) in an amount up to the Class A Principal Distribution
               Amount, to the Class A Certificates in the order and amounts set forth in clause (3)(B) below, until their Certificate Principal
               Balances are reduced to zero,

                                       34

                    (B) to the Class A-5B Insurer, any remaining premium payable with respect to the Class A-5B Policy and any remaining
               Reimbursement Amount, in each case that has not been paid from
               Interest Funds for the Distribution Date,

                    (C) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
               Certificates, in that order, the Subordinate Class Principal
               Distribution Amount for each such class, until their Certificate
               Principal Balances are reduced to zero, and

                    (D) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

               (3) On each Distribution Date on which any principal amounts are to be distributed to the Class A Certificates and the Class A-5B
          Insurer pursuant to clause (1)(A) above or to the Class A Certificates pursuant to clause (2)(A) above, such amounts will be distributed to the Class A Certificates and, if applicable, the Class A-5B Insurer, in the following order:

                    (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect,

                         (i) the NAS Principal Distribution Amount to the Class
               A-6 Certificates, until their Certificate Principal Balance is reduced to zero,

                         (ii) sequentially, to the Class A-1, Class A-2, Class
               A-3 and Class A-4 Certificates, in that order, until their
               Certificate Principal Balances are reduced to zero,

                         (iii) concurrently, to (x) the Class A-5A Certificates
               and (y) the Class A-5B Certificates and the Class A-5B Insurer,
               pro rata (based on, with respect to clause (x), the Certificate
               Principal Balance of the Class A-5A Certificates, and with respect to clause (y), the Certificate Principal Balance of the
               Class A-5B Certificates):

                              (a) to the Class A-5A Certificates, until their
                         Certificate Principal Balance is reduced to zero, and

                              (b) sequentially:

                                   (I) to the Class A-5B Insurer, any remaining
                              premium payable with respect to the Class A-5B
                              Policy that has not been paid from Interest Funds
                              for the Distribution Date, and

                                   (II) to the Class A-5B Certificates, until
                              the Certificate Principal Balance thereof is
                              reduced to zero,

                         (iv) to the Class A-6 Certificates without regard to
               the NAS Principal Distribution Amount, until their Certificate
               Principal Balance is reduced to zero, and

                         (v) to the Class A-5B Insurer, any remaining
               Reimbursement Amount that has not been paid from Interest Funds for the Distribution Date.

                    (B) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect,

                         (i) the NAS Principal Distribution Amount to the Class
               A-6 Certificates, until their Certificate Principal Balance is reduced to zero,

                                       35

                         (ii) sequentially, to the Class A-1, Class A-2, Class
               A-3 and Class A-4 Certificates, in that order, until their
               Certificate Principal Balances are reduced to zero,

                         (iii) concurrently, to the Class A-5A Certificates and
               the Class A-5B Certificates, pro rata, based on the Certificate
               Principal Balances thereof, until their Certificate Principal
               Balances are reduced to zero, and

                         (iv) to the Class A-6 Certificates without regard to
               the NAS Principal Distribution Amount, until their Certificate
               Principal Balance is reduced to zero.

          Class A-5B Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class A-5B Certificates, any Guaranteed
Distributions received from the Class A-5B Insurer with respect to that
Distribution Date.

          Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate
Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing
Date for the purposes of making distributions on the Class A-R and Class P
Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class
A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Class A-5B Insurer (as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement).
It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

          On the Closing Date, it is expected that the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing Certificates by approximately $34,000,000, which is approximately 3.40% of the sum of the Initial Cut-off Date Pool Principal
Balance and the original Pre-Funded Amount.

          The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the interest-bearing Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Certificates and the issuing entity's expenses (including the premium due to the Class A-5B Insurer) will be used to reduce the total
Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.
Thereafter, any remaining excess cashflow will be allocated to pay Net Rate
Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

          The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (4) in "--Distributions --
Distributions of Interest" and clause (1)(C) or (2)(D), as applicable, in "--
Distributions -- Distributions of Principal" and (ii) the Overcollateralization
Reduction Amount for that Distribution Date, if any.

          With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be

                                       36

paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

          1.   to the class or classes of interest-bearing Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution
               Amount, payable to those holders as part of the Principal
               Distribution Amount as described under "--Distributions--
               Distributions of Principal" above;

          2.   concurrently, to each class of Class A Certificates and to the
               Class A-5B Insurer, pro rata based on their Unpaid Realized Loss
               Amounts (in the case of the Class A Certificates) and any unpaid
               Reimbursement Amount (in the case of the Class A-5B Insurer), in each case in an amount equal to the Unpaid Realized Loss Amount for the class or the unpaid Reimbursement Amount, as the case may be;

          3.   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class M-7, Class M-8 and Class B
               Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

          4.   to each class of interest-bearing Certificates, pro rata based on their Certificate Principal Balances, to the extent needed to pay any Net Rate Carryover for each such class (in the case of the
               Class A-1 Certificates, after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover
               Net Rate Carryover); provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the
               Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing Certificates with respect to which there remains any unpaid Net Rate Carryover
               (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

          5.   to the Carryover Reserve Fund, in an amount equal to the Required
               Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date); and

          6.   to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

THE CORRIDOR CONTRACT

          Countrywide Home Loans has entered into an interest rate Corridor transaction with Bear Stearns Financial Products, Inc. ("BSFP" or the "CORRIDOR
CONTRACT COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home
Loans and the Corridor Contract Counterparty, the "CORRIDOR CONTRACT") for the
benefit of the Class A-1 Certificates.

          Pursuant to the Corridor Contract, the terms of an ISDA Master
Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the
Corridor Contract Counterparty on the date the Corridor Contract was executed.
The Corridor Contract is subject to certain ISDA definitions. On the Closing
Date, pursuant to a "CORRIDOR CONTRACT ASSIGNMENT AGREEMENT," Countrywide Home
Loans will assign its rights under the Corridor Contract to The Bank of New
York, as corridor contract administrator (in this capacity, the "CORRIDOR
CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract
Administrator and the Trustee will enter into a Corridor contract administration agreement (the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

          On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator
and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class A-1 Certificates as described above under
"--Distributions--

                                       37

Distributions of Funds from the Corridor Contract." Amounts allocated to the
Trustee in respect of the Corridor Contract will not be available to pay Net
Rate Carryover on any class of Certificates other than the Class A-1
Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate
Carryover on the Class A-1 Certificates, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of
Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the
Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under
"-- Distributions --Distributions of Funds from the Corridor Contract."

          With respect to the Corridor Contract and any Distribution Date on or
prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract
Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike
Rate for that Distribution Date,

          (ii) the Corridor Contract Notional Balance for that Distribution
Date, and

          (iii) the actual number of days in the related calculation period, divided by 360.

          Pursuant to the Corridor Contract Administration Agreement, on or
prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

     o    first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the
          Distribution Date and the Certificate Principal Balance of the Class
          A-1 Certificates immediately prior to the Distribution Date, referred to as a "NET CORRIDOR CONTRACT PAYMENT," and

     o    second, to Countrywide Home Loans, any remainder, referred to as an
          "EXCESS CORRIDOR CONTRACT PAYMENT."

          Excess Corridor Contract Payments will not be available to cover Net
Rate Carryover on the Certificates.

          The "CORRIDOR CONTRACT NOTIONAL BALANCE," the "CORRIDOR CONTRACT
STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" for the Corridor Contract
for each Distribution Date are as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "CORRIDOR CONTRACT TERMINATION DATE"
for the Corridor Contract.

                  CORRIDOR                      CORRIDOR                      CORRIDOR                      CORRIDOR
   MONTH OF       CONTRACT        CORRIDOR      CONTRACT      MONTH OF        CONTRACT        CORRIDOR      CONTRACT
DISTRIBUTION      NOTIONAL        CONTRACT       CEILING    DISTRIBUTION      NOTIONAL        CONTRACT      CEILING
     DATE       BALANCE ($)   STRIKE RATE (%)   RATE (%)        DATE        BALANCE ($)   STRIKE RATE (%)   RATE (%)
-------------   -----------   ---------------   --------   --------------   -----------   ---------------   --------

October 2006    287,551,000       8.21347        9.00000   September 2007   154,579,219       6.82396        9.00000
November 2006   283,398,283       6.88874        9.00000   October 2007     138,006,695       7.05144        9.00000
December 2006   277,517,621       7.11837        9.00000   November 2007    121,746,826       6.82397        9.00000
January 2007    269,902,652       6.88876        9.00000   December 2007    105,793,762       7.05144        9.00000
February 2007   260,555,524       6.88878        9.00000   January 2008      90,141,763       6.82398        9.00000
March 2007      249,487,156       7.62689        9.00000   February 2008     74,785,192       6.82398        9.00000
April 2007      236,718,996       6.88882        9.00000   March 2008        59,718,522       7.29460        9.00000
May 2007        222,280,024       7.11847        9.00000   April 2008        44,936,325       6.82398        9.00000
June 2007       206,209,020       6.88885        9.00000   May 2008          30,433,276       7.05145        9.00000
July 2007       188,670,552       7.11838        9.00000   June 2008         16,204,149       6.82399        9.00000
August 2007     171,462,678       6.88868        9.00000   July 2008          2,243,814       7.05134        9.00000

                                       38

          The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the
Corridor Contract Administrator, the failure by the Corridor Contract
Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor
Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

          It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item
1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the
Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i)
has agreed to deliver any information, report, certification or accountants'
consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor
Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

          If the Corridor Contract is terminated, the Corridor Contract
Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the
Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor
Contract Notional Balance at the time of termination and (y) the Certificate
Principal Balance of the Class A-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional
Balance at the time of termination over (y) the Certificate Principal Balance of the Class A-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the applicable Corridor Contract Termination Date to pay any Net Rate Carryover on the Class A-1 Certificates. However, if a
termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

          The significance percentage for the Corridor Contract is less than
10%. The "SIGNIFICANCE PERCENTAGE" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the
Certificate Principal Balance of the Class A-1 Certificates. The "SIGNIFICANCE
ESTIMATE" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans'
internal risk management process in respect of similar instruments.

          BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

          The Certificates do not represent an obligation of the Corridor
Contract Counterparty or the Corridor Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract or against the Corridor Contract
Administrator in respect of its obligations under the Corridor Contract
Administration Agreement.

                                       39

          The Corridor Contract, the Corridor Contract Assignment Agreement and
the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

          On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Class A-1 Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the
Certificate Principal Balance of the Class A-1 Certificates for the Accrual
Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class
A-1 Certificates for the Accrual Period. As used in this section, "LIBOR
BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

               (1)  with an established place of business in London,

               (2)  which have been designated as such by the Trustee and

               (3)  which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any
                    successor Master Servicer.

          The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

          The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing Certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover
Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

          On each Distribution Date, the Trustee will deposit in the Carryover
Reserve Fund amounts allocated to the issuing entity in respect of the Corridor
Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class A-1
Certificates to pay any Net Rate Carryover on the Class A-1 Certificates as
described under "-- Distributions -- Distributions of Funds from the Corridor
Contract" above.

          On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the
Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions"
above and (y) an

                                       40

amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the
"REQUIRED CARRYOVER RESERVE FUND DEPOSIT").

CLASS A-5B CERTIFICATE GUARANTY INSURANCE POLICY

          The following summary of terms of the Class A-5B certificate guaranty insurance policy (the Class A-5B Policy to be issued by Financial Security
Assurance Inc., which is referred to herein as "FSA" or the "CLASS A-5B
INSURER") does not purport to be complete and is qualified in its entirety by reference to the Class A-5B Policy.

          Simultaneously with the issuance of the Class A-5B Certificates, FSA will deliver the Class A-5B Policy to the Trustee, for the benefit of the holders of the Class A-5B Certificates. Under the Class A-5B Policy, FSA
unconditionally and irrevocably guarantees to the Trustee, for the benefit of any holder of a Class A-5B Certificate the full and complete payment of (1)
Guaranteed Distributions on the Class A-5B Certificates and (2) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

          "GUARANTEED DISTRIBUTIONS" means, with respect to any Distribution
Date, the distribution to be made to holders of the Class A-5B Certificates in an aggregate amount equal to (i) the amount, if any, by which the amount available to be distributed to the Class A-5B Certificates, pursuant to the priority of payment set forth in the Pooling and Servicing Agreement, is less than the Required Distributions for that Distribution Date and (ii) to the extent unpaid on the Last Scheduled Distribution Date for the Class A-5B
Certificates, after payment of all other amounts due to the Class A-5B
Certificates, the sum of (a) any remaining Certificate Principal Balance of the
Class A-5B Certificates and (b) the amount of any Applied Realized Loss Amount allocated to the Class A-5B Certificates prior to the Last Scheduled
Distribution Date to the extent the Class A-5B Insurer has not paid that Applied
Realized Loss Amount and the Class A-5B Certificateholders have not received any
Subsequent Recovery related to that Applied Realized Loss Amount, in each case after giving effect to all distributions, other than Required Distributions, to be made on that Distribution Date; and, in each case in accordance with the original terms of the Class A-5B Certificates when issued and without regard to any amendment or modification of the Class A-5B Certificates or the Pooling and
Servicing Agreement except amendments or modifications to which the Class A-5B
Insurer has given its prior written consent. The Class A-5B Insurer may consent to any amendment of or modification to the Pooling and Servicing Agreement as permitted by the Pooling and Servicing Agreement; provided, however, that no such amendment or modification shall, without the consent of the holders of the
Class A-5B Certificates, change the entitlement of those holders to payment under the Class A-5B Policy of any unpaid principal of the Class A-5B
Certificates due at final maturity, or any unpaid interest thereon due on any interest payment date. Guaranteed Distributions will not include, and the Class
A-5B Policy will not cover interest shortfalls resulting from Prepayment
Interest Shortfalls, interest shortfalls resulting from the application of the
Relief Act or similar state or local laws, any Net Rate Carryover amounts, or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distributions to a holder of a
Class A-5B Certificate. Guaranteed Distributions will not include (x) any portion of a Guaranteed Distribution due to holders of Class A-5B Certificates because a notice and certificate in proper form as required by the Class A-5B
Policy was not timely received by the Class A-5B Insurer and (y) any portion of a Guaranteed Distribution due to holders of the Class A-5B Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Class A-5B Insurer of the amount of that unpaid interest. For purposes of the definition of "Guaranteed Distributions," any payment of interest previously made by FSA under the Class A-5B Policy shall be excluded, from and including the date of payment by FSA thereof, when calculating interest that is carried forward.

          "REQUIRED DISTRIBUTIONS" means with respect to any Distribution Date, the sum, without duplication, of (i) the amount of interest that has accrued on the Class A-5B Certificates at the then-applicable Pass-Through Rate during the applicable Accrual Period with respect to the Class A-5B Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act or similar state or local laws or Net Rate Carryover amounts, (ii) at the election of the
Class A-5B Insurer in its sole discretion, any Applied Realized Loss Amount allocated to the Class A-5B Certificates on or prior to that Distribution Date and (iii) the amount of interest that has accrued on any Applied Realized Loss
Amount allocated to the Class A-5B Certificates prior to that Distribution Date at the then-applicable Pass-Through Rate, in the case of each of clause (ii) and clause (iii) to the extent the Class A-5B Insurer has not paid that Applied
Realized Loss

                                       41

Amount and the Class A-5B Certificateholders have not received any Subsequent
Recovery relating to that Applied Realized Loss Amount.

          "REIMBURSEMENT AMOUNT" means, with respect to any Distribution Date,
(i) the amount of all Guaranteed Distributions paid and all other payments made by the Class A-5B Insurer pursuant to the Class A-5B Policy for which the Class
A-5B Insurer has not been reimbursed prior to the Distribution Date, plus (ii)
interest accrued on those Guaranteed Distributions not previously repaid calculated at the Late Payment Rate from the date those payments were made.

          "LATE PAYMENT RATE" means the lesser of (i) the rate of interest publicly announced by Citibank, N.A. at its principal office in New York, New
York, as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3% and
(ii) the maximum rate permissible under law applicable to the Pooling and
Servicing Agreement. The Late Payment Rate will be computed on the basis of a year of 365 days calculating the actual number of days elapsed.

          Payment of claims on the Class A-5B Policy made in respect of
Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York
City time, on the second business day following receipt of such notice for payment and (2) 12:00 noon, New York City time, on the Distribution Date to which the claim relates.

          FSA will be entitled to pay any amount thereunder in respect of
Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been received by FSA, shall be entitled to pay principal under the Class A-5B Policy on an accelerated basis if FSA shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of
"Guaranteed Distributions," if that principal would have been payable under the
Pooling and Servicing Agreement were funds sufficient to make that payment available to the Trustee for that purpose.

          If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, FSA will pay that amount out of its funds on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (1)
the fourth business day following receipt by FSA from the Trustee, of: (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Class A-5B
Certificate is required to return principal or interest distributed on that certificate during the term of the Class A-5B Policy because those distributions were avoidable as preference payments under applicable bankruptcy law (the
"ORDER"), (B) a certificate of the holder of the Class A-5B Certificate that the
Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of the Class A-5B Certificate, in the form as is reasonably required by FSA and provided to the holder of that Class
A-5B Certificate by FSA, irrevocably assigning to FSA all rights and claims of the holder of that Class A-5B Certificate relating to or arising under that
Class A-5B Certificate against the debtor which made that preference payment or otherwise with respect to that preference payment or (2) the date of receipt by
FSA from the Trustee, of the items referred to in clauses (1)(A), (B) and (C)
above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the Trustee, that the items referred to in clauses (1)(A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, or any holder of a Class A-5B Certificate, directly, unless a holder of a Class A-5B Certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment will be disbursed to the Trustee for distribution to the holder of that Class A-5B Certificate upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA will have the rights provided pursuant to the Pooling and Servicing Agreement to the holders of the Class A-5B Certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Trustee, and each holder of a Class A-5B Certificate in the conduct of any proceeding with respect to a preference claim.

          The terms "RECEIPT" and "RECEIVED," with respect to the Class A-5B
Policy, means actual delivery to FSA and to its fiscal agent, if any, prior to
12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Class A-5B Policy by the Trustee is not in

                                       42

proper form or is not properly completed, executed or delivered or contains any misstatement, it will be deemed not to have been received, and FSA or the fiscal agent will be required to promptly so advise the Trustee, and the Trustee, may submit an amended notice.

          Under the Class A-5B Policy, "BUSINESS DAY" means any day other than a
Saturday, Sunday, legal holiday or other day on which banking institutions in
New York, New York, or any other location of any successor servicer or successor
Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

          FSA's obligations under the Class A-5B Policy in respect of Guaranteed
Distributions will be discharged to the extent funds are transferred to the
Trustee, as provided in the Class A-5B Policy whether or not those funds are properly applied by the Trustee.

          FSA will be subrogated to the rights of the holder of a Class A-5B
Certificate to receive payments of principal and interest to the extent of any payment by FSA under the Class A-5B Policy.

          Claims under the Class A-5B Policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Class A-5B Policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of the Class A-5B Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Class A-5B Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class A-5B Certificates.

          To the fullest extent permitted by applicable law, FSA will agree in the Class A-5B Policy not to assert, and will waive, for the benefit of each holder of a Class A-5B Certificate, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to FSA to avoid payment of its obligations under the Class A-5B Policy in accordance with the express provisions of the Class A-5B Policy. Nothing in this paragraph will be construed to limit or otherwise impair FSA's right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action)
against any person or entity, except as provided in the sixth preceding paragraph, or to require payment by FSA of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of the Class A-5B Policy or the Class A-5B Certificates. Nothing in the Class A-5B
Policy will be construed to require payment to the extent any force majeure event or governmental act prevents FSA from performing its obligations under the
Class A-5B Policy or such performance is otherwise rendered impossible, in which event FSA will agree to (i) use commercially reasonable efforts to perform its obligations under the Class A-5B Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the Class A-5B Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

          THE CLASS A-5B POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY
INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.
THE CLASS A-5B POLICY IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

ADDITIONAL CONSIDERATIONS CONCERNING THE CLASS A-5B POLICY AND THE CLASS A-5B
INSURER

          The Class A-5B Insurer will be fully subrogated to the rights of each holder of a Class A-5B Certificate to receive principal and interest distributions from the trust fund on those Class A-5B Certificates to the extent the Class A-5B Insurer makes payments, directly or indirectly, on account of principal or interest on any Class A-5B Certificates under the Class A-5B
Policy. To the extent that the Class A-5B Insurer has paid any amounts with respect to interest and principal, the Class A-5B Insurer will be subrogated to the Class A-5B Certificates with respect to such amounts and will be entitled to those amounts on a pro rata basis with the Class A-5B Certificates as subrogee.

          Pursuant to the terms of the Pooling and Servicing Agreement, unless the Class A-5B Insurer defaults under its obligations under the Class A-5B
Policy, the Class A-5B Insurer will be entitled to exercise the Voting

                                       43

Rights of the Class A-5B Certificateholders, without the consent of the Class
A-5B Certificateholders, and the Class A-5B Certificateholders may exercise such rights only with the prior written consent of the Class A-5B Insurer.

CREDIT COMEBACK EXCESS ACCOUNT

          The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing
Certificates and the Class A-5B Insurer. The Credit Comeback Excess Account will not be an asset of any REMIC.

          On each Distribution Date, the Trustee will deposit in the Credit
Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess
Amounts received during such period will be distributed to the interest-bearing
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

          If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing Certificates exceeds the sum of the aggregate Stated Principal
Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding
Account, the amount of the excess will be applied first to reduce the
Certificate Principal Balances of the Class B, Class M-8, Class M-7, Class M-6,
Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the
Subordinate Certificates have been reduced to zero, if the aggregate Certificate
Principal Balance of the Class A Certificates exceeds the aggregate Stated
Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class A
Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

          If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       44

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are stated
by that portion of the Statistical Calculation Date Pool Principal Balance
representing the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                                           MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE       WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM          LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

10-Year Fixed ............         1    $      153,128       0.02%    $ 153,128     7.375%     119.00        628            57.0%
15-Year Fixed ............        59         9,061,723       1.39       153,589     7.879      178.78        614            65.2
15-Year Fixed - Credit
  Comeback ...............        27         3,183,204       0.49       117,896     9.088      178.98        583            74.1
20-Year Fixed ............         3           409,259       0.06       136,420     7.597      239.00        671            84.0
25-Year Fixed ............         3           271,021       0.04        90,340     9.754      299.00        573            91.1
30-Year Fixed ............     1,847       371,858,626      57.21       201,331     7.481      358.73        627            73.1
30-Year Fixed - Credit
  Comeback ...............       570        94,094,596      14.48       165,078     8.504      358.80        600            77.4
40-Year Fixed ............       438       104,874,571      16.14       239,440     7.361      478.58        613            74.6
40-Year Fixed - Credit
  Comeback ...............        85        18,845,684       2.90       221,714     8.320      478.79        607            77.6
30-Year Fixed - 60-month
  interest Only ..........       198        46,072,224       7.09       232,688     7.175      358.45        630            77.7
30/15 Fixed Balloon ......         1           299,063       0.05       299,063     8.350      179.00        739            95.0
40/30 Fixed Balloon ......         4           849,939       0.13       212,485     7.563      358.00        638            64.7
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                      ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
ORIGINAL TERM (MONTHS)         LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Fixed 120 ................         1    $      153,128       0.02%    $ 153,128     7.375%     119.00        628            57.0%
Fixed 180 ................        87        12,543,990       1.93       144,184     8.197      178.83        609            68.2
Fixed 240 ................         3           409,259       0.06       136,420     7.597      239.00        671            84.0
Fixed 300 ................         3           271,021       0.04        90,340     9.754      299.00        573            91.1
Fixed 360 ................     2,619       512,875,384      78.91       195,829     7.641      358.71        622            74.2
Fixed 480 ................       523       123,720,255      19.03       236,559     7.507      478.61        612            75.1
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-1

                                       MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF MORTGAGE LOAN       MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
PRINCIPAL BALANCES             LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

 $25,000.01 - $50,000.00 .        18    $      847,454       0.13%    $  47,081    10.529%     333.94        580            60.1%
 $50,000.01 - $75,000.00 .       211        13,431,135       2.07        63,655     9.917      344.41        590            74.2
 $75,000.01 -$100,000.00 .       365        32,193,993       4.95        88,203     9.073      362.95        591            75.0
$100,000.01 -$150,000.00 .       719        89,843,503      13.82       124,956     8.489      365.33        598            75.9
$150,000.01 -$200,000.00 .       586       103,086,941      15.86       175,916     8.001      375.94        600            74.3
$200,000.01 -$250,000.00 .       446        99,906,808      15.37       224,006     7.586      384.22        618            73.5
$250,000.01 -$300,000.00 .       316        87,060,941      13.39       275,509     7.332      384.03        629            74.0
$300,000.01 -$350,000.00 .       231        74,638,007      11.48       323,108     7.156      383.70        634            74.7
$350,000.01 -$400,000.00 .       145        54,316,593       8.36       374,597     6.957      381.25        649            73.8
$400,000.01 -$450,000.00 .        98        41,678,395       6.41       425,290     6.675      382.23        648            74.6
$450,000.01 -$500,000.00 .        58        27,434,962       4.22       473,017     6.622      393.98        648            74.7
$500,000.01 -$550,000.00 .        21        11,024,777       1.70       524,989     6.560      372.60        645            76.3
$550,000.01 -$600,000.00 .        11         6,304,861       0.97       573,169     6.652      380.37        618            69.6
$600,000.01 -$650,000.00 .         3         1,924,686       0.30       641,562     6.248      438.19        614            56.9
$650,000.01 -$700,000.00 .         3         2,048,089       0.32       682,696     6.246      399.30        634            70.8
$700,000.01 -$750,000.00 .         2         1,439,702       0.22       719,851     6.875      267.19        595            73.9
$850,000.01 -$900,000.00 .         1           896,208       0.14       896,208     6.000      358.00        676            69.1
 Greater than $900,000.00 .        2         1,895,982       0.29       947,991     7.124      359.00        630            65.6
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-2

                               STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
STATE                          LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Alabama ..................        40    $    4,124,957       0.63%    $ 103,124     9.174%     342.05        601            82.0%
Alaska ...................        11         2,268,520       0.35       206,229     8.173      368.57        615            83.1
Arizona ..................       130        24,634,158       3.79       189,494     7.711      379.92        604            75.0
Arkansas .................        15         1,661,270       0.26       110,751     9.750      348.13        596            83.5
California ...............       728       215,683,316      33.18       296,268     6.805      386.25        648            69.1
Colorado .................        40         7,137,878       1.10       178,447     7.918      381.20        622            82.1
Connecticut ..............        28         4,784,165       0.74       170,863     8.061      394.44        619            76.1
Delaware .................        10         1,965,613       0.30       196,561     7.743      372.52        624            78.1
District of Columbia .....         8         2,000,319       0.31       250,040     7.492      365.01        601            64.9
Florida ..................       405        75,329,632      11.59       185,999     7.667      376.00        606            73.8
Georgia ..................        77        11,312,258       1.74       146,912     9.151      368.28        598            83.6
Hawaii ...................        36        12,090,836       1.86       335,857     6.995      379.72        630            73.3
Idaho ....................        30         4,559,059       0.70       151,969     8.097      374.96        597            80.4
Illinois .................        89        14,379,588       2.21       161,568     8.897      370.93        585            82.4
Indiana ..................        25         2,968,822       0.46       118,753     8.471      355.91        597            80.6
Iowa .....................        12         1,638,612       0.25       136,551     9.567      358.52        615            88.5
Kansas ...................        19         2,467,932       0.38       129,891     8.938      359.54        616            84.0
Kentucky .................        12         1,132,070       0.17        94,339     8.881      370.85        612            82.1
Louisiana ................        36         3,831,497       0.59       106,430     8.820      364.89        590            83.1
Maine ....................        15         2,353,469       0.36       156,898     8.012      351.79        598            74.0
Maryland .................        64        14,147,326       2.18       221,052     7.825      370.47        595            73.0
Massachusetts ............        56        12,635,818       1.94       225,640     7.862      391.76        598            71.7
Michigan .................        47         5,601,982       0.86       119,191     8.834      369.88        602            83.0
Minnesota ................        20         3,695,713       0.57       184,786     8.261      372.81        619            75.7
Mississippi ..............        17         1,677,280       0.26        98,664     8.864      346.99        599            81.1
Missouri .................        39         4,993,640       0.77       128,042     8.435      388.81        604            84.6
Montana ..................        22         3,515,413       0.54       159,792     7.935      364.97        595            75.7
Nebraska .................         9           815,670       0.13        90,630     9.560      355.87        611            83.3
Nevada ...................        42         9,579,562       1.47       228,085     7.420      382.01        616            75.6
New Hampshire ............        17         3,519,295       0.54       207,017     8.423      369.82        571            78.9
New Jersey ...............        70        17,001,246       2.62       242,875     8.062      368.43        598            73.4
New Mexico ...............        25         3,425,311       0.53       137,012     8.549      337.39        601            74.5
New York .................       138        35,087,306       5.40       254,256     7.716      375.77        608            71.2
North Carolina ...........        38         3,996,785       0.61       105,179     9.834      374.94        598            83.8
North Dakota .............         2           191,169       0.03        95,585     8.812      358.74        600            92.6
Ohio .....................        55         6,393,689       0.98       116,249     8.681      369.65        603            83.8
Oklahoma .................        34         3,397,343       0.52        99,922     9.009      358.60        600            83.4
Oregon ...................        59        11,732,668       1.81       198,859     7.549      395.79        633            78.5
Pennsylvania .............        85        11,868,192       1.83       139,626     8.330      370.46        587            79.1
Rhode Island .............         4         1,194,098       0.18       298,524     8.372      328.03        590            77.1
South Carolina ...........        26         3,754,811       0.58       144,416     9.021      378.96        597            81.0
South Dakota .............         3           457,690       0.07       152,563     8.063      359.00        612            80.0
Tennessee ................        52         6,059,604       0.93       116,531     8.620      365.92        615            84.0
Texas ....................       247        29,541,094       4.54       119,600     8.713      351.22        593            79.2
Utah .....................        32         5,436,542       0.84       169,892     8.265      377.92        602            80.5
Vermont ..................         6           988,343       0.15       164,724     8.479      384.27        605            76.4
Virginia .................        99        19,622,162       3.02       198,204     7.523      376.80        610            76.5
Washington ...............       117        27,794,454       4.28       237,559     7.313      389.37        640            78.1
West Virginia ............        15         1,914,645       0.29       127,643     9.076      394.95        587            82.8
Wisconsin ................        24         2,887,141       0.44       120,298     9.036      358.62        604            80.1
Wyoming ..................         6           723,079       0.11       120,513     8.193      358.78        602            81.0
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-3

                                            LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED    WEIGHTED    WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF LOAN-TO-VALUE       MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU     LOAN-TO-VALUE
RATIOS (%)                     LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

50.00 or Less ............       250    $   42,952,435       6.61%    $ 171,810     7.261%     370.75        623            41.2%
50.01 - 55.00 ............       119        25,085,682       3.86       210,804     7.076      381.52        623            53.0
55.01 - 60.00 ............       153        34,699,442       5.34       226,794     7.027      368.18        629            57.8
60.01 - 65.00 ............       238        55,397,859       8.52       232,764     7.083      378.46        633            63.1
65.01 - 70.00 ............       244        55,146,215       8.48       226,009     7.362      374.42        619            68.4
70.01 - 75.00 ............       353        75,971,190      11.69       215,216     7.435      374.60        614            73.5
75.01 - 80.00 ............       801       159,553,387      24.55       199,193     7.638      378.72        624            79.3
80.01 - 85.00 ............       387        75,846,765      11.67       195,986     7.970      387.57        606            84.0
85.01 - 90.00 ............       518        99,511,143      15.31       192,106     8.100      381.73        617            89.2
90.01 - 95.00 ............       141        22,445,814       3.45       159,190     8.868      367.62        620            94.0
95.01 -100.00 ............        32         3,363,105       0.52       105,097     9.780      365.20        648            99.7
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                      COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF COMBINED            MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)       LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

50.00 or Less ............       241    $   40,881,920       6.29%    $ 169,635     7.300%     368.90        623            41.1%
50.01 - 55.00 ............       118        25,126,667       3.87       212,938     7.076      381.49        623            52.9
55.01 - 60.00 ............       155        35,121,022       5.40       226,587     7.015      368.07        630            57.5
60.01 - 65.00 ............       233        54,449,205       8.38       233,688     7.077      378.42        633            63.1
65.01 - 70.00 ............       244        55,261,396       8.50       226,481     7.347      375.80        620            68.0
70.01 - 75.00 ............       332        72,988,104      11.23       219,844     7.410      374.34        612            73.3
75.01 - 80.00 ............       589       126,430,877      19.45       214,653     7.514      379.56        621            79.0
80.01 - 85.00 ............       387        76,318,498      11.74       197,205     7.956      388.02        607            83.8
85.01 - 90.00 ............       520        99,640,931      15.33       191,617     8.096      381.92        617            89.1
90.01 - 95.00 ............       153        25,360,648       3.90       165,756     8.690      369.17        622            92.3
95.01 -100.00 ............       264        38,393,768       5.91       145,431     8.298      373.08        631            81.4
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

____________
(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
      Properties. See the definition of "Combined Loan-to-Value Ratio" under the heading "The Mortgage Pool--Loan-to-Value Ratio" in the prospectus supplement.

                                       A-4

                                           CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF CURRENT MORTGAGE    MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
RATES (%)                      LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

 5.501 -6.000 ............       131    $   44,840,724       6.90%    $ 342,296     5.995%     369.71        714            65.4%
 6.001 -6.500 ............       334       107,118,836      16.48       320,715     6.289      384.32        670            70.0
 6.501 -7.000 ............       372        97,083,251      14.94       260,976     6.817      381.15        623            72.0
 7.001 -7.500 ............       387        86,070,924      13.24       222,405     7.343      382.68        610            73.0
 7.501 -8.000 ............       547       110,355,433      16.98       201,747     7.793      379.32        604            75.7
 8.001 -8.500 ............       416        70,662,770      10.87       169,862     8.322      375.43        597            77.6
 8.501 -9.000 ............       349        50,837,104       7.82       145,665     8.802      369.34        593            79.1
 9.001 -9.500 ............       241        32,544,920       5.01       135,041     9.339      377.33        575            81.0
 9.501 -10.000 ...........       188        22,920,618       3.53       121,918     9.799      368.87        572            80.5
10.001 -10.500 ...........       108        12,564,918       1.93       116,342    10.309      368.10        557            80.5
10.501 -11.000 ...........        83         8,349,907       1.28       100,601    10.797      366.16        562            83.4
11.001 -11.500 ...........        32         2,599,799       0.40        81,244    11.300      363.41        558            79.5
11.501 -12.000 ...........        32         2,905,787       0.45        90,806    11.788      349.03        569            84.2
12.001 -12.500 ...........        15           985,577       0.15        65,705    12.243      358.95        548            78.4
12.501 -13.000 ...........         1           132,468       0.02       132,468    12.800      359.00        608           100.0
                             ---------  --------------  -----------
   Total/Avg./Wtd. Avg ...     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                        TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
MORTGAGED PROPERTY TYPE        LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Single Family Residence ..     2,642    $  520,071,857      80.01%    $ 196,848     7.639%     378.13        620            74.3%
Planned Unit Development .       385        87,147,943      13.41       226,358     7.539      375.55        621            75.9
Low-Rise Condominium .....       138        27,152,577       4.18       196,758     7.592      385.53        632            74.6
Two Family Home ..........        44        10,281,619       1.58       233,673     7.845      374.13        595            66.7
Three Family Home ........         9         2,468,364       0.38       274,263     6.978      381.24        642            57.7
Four Family Home .........         5         1,381,175       0.21       276,235     7.426      346.70        601            61.7
Manufactured Housing(1) ..        11         1,225,638       0.19       111,422     9.218      334.67        590            63.8
High-Rise Condominium ....         2           243,864       0.04       121,932     8.600      415.52        623            76.7
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

___________
(1)   Treated as real property.

                                                LOAN PURPOSES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
LOAN PURPOSE                   LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Refinance - Cash Out .....     2,599    $  543,108,850      83.56%    $ 208,968     7.547%     377.91        619            73.4%
Refinance - Rate/Term ....       313        55,421,220       8.53       177,065     7.833      381.52        621            77.2
Purchase .................       324        51,442,968       7.91       158,775     8.249      374.06        630            80.2
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-5

                                               OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
OCCUPANCY TYPE                 LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Owner Occupied ...........     3,160    $  640,169,221      98.49%    $ 202,585     7.618%     378.08        620            74.4%
Investment Property ......        53         6,343,736       0.98       119,693     8.141      374.38        625            70.8
Second Home ..............        23         3,460,080       0.53       150,438     8.382      352.40        593            62.1
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

___________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                     REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF REMAINING TERMS     MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
(MONTHS)                       LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

1 - 120 ..................         1    $      153,128       0.02%    $ 153,128     7.375%     119.00        628            57.0%
121 - 180 ................        87        12,543,990       1.93       144,184     8.197      178.83        609            68.2
181 - 300 ................         6           680,280       0.10       113,380     8.456      262.90        632            86.8
301 - 360 ................     2,619       512,875,384      78.91       195,829     7.641      358.71        622            74.2
Greater than 360 .........       523       123,720,255      19.03       236,559     7.507      478.61        612            75.1
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                          LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
LOAN DOCUMENTATION TYPE        LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Full Documentation .......     2,573    $  490,853,717      75.52%    $ 190,771     7.551%     377.52        620            75.0%
Stated Income ............       663       159,119,320      24.48       239,999     7.864      379.10        619            72.0
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-6

                                        CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE       WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
RANGE OF CREDIT BUREAU       MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
RISK SCORES                    LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

Greater than 820 .........         1    $      109,622       0.02%    $ 109,622     6.000%     179.00        822            14.7%
801 - 820 ................        15         4,470,544       0.69       298,036     6.165      374.37        808            61.6
781 - 800 ................        30         8,170,382       1.26       272,346     6.130      359.31        790            60.4
761 - 780 ................        40        11,687,430       1.80       292,186     6.328      372.14        770            70.3
741 - 760 ................        47        13,135,632       2.02       279,482     6.318      370.48        751            66.3
721 - 740 ................        42        12,655,538       1.95       301,322     6.391      369.31        731            70.5
701 - 720 ................        72        20,670,395       3.18       287,089     6.500      383.01        709            73.6
681 - 700 ................       117        31,244,680       4.81       267,049     6.732      385.45        689            74.3
661 - 680 ................       186        42,452,915       6.53       228,241     6.999      376.13        670            76.8
641 - 660 ................       307        68,175,748      10.49       222,071     7.228      373.82        649            75.5
621 - 640 ................       360        71,604,034      11.02       198,900     7.601      378.57        630            77.4
601 - 620 ................       509       101,681,466      15.64       199,767     7.668      378.85        610            76.2
581 - 600 ................       455        85,312,495      13.13       187,500     7.934      377.54        590            74.9
561 - 580 ................       415        73,588,964      11.32       177,323     8.139      374.11        571            74.2
541 - 560 ................       305        50,469,885       7.76       165,475     8.465      380.73        551            73.1
521 - 540 ................       200        33,137,749       5.10       165,689     8.670      387.82        531            71.5
501 - 520 ................       128        20,108,490       3.09       157,098     8.968      385.91        512            68.7
500 or Less ..............         7         1,297,068       0.20       185,295     9.344      388.53        493            75.2
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

___________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                           CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
CREDIT GRADE CATEGORY          LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

A ........................     2,371    $  490,733,480      75.50%    $ 206,973     7.496%     377.06        630            74.7%
A- .......................       166        36,116,654       5.56       217,570     7.957      380.85        585            75.6
B ........................       291        54,444,222       8.38       187,094     8.057      381.65        586            72.6
C ........................       213        38,329,130       5.90       179,949     8.050      378.76        586            70.8
C- .......................       172        26,407,414       4.06       153,531     8.002      378.05        607            75.2
D ........................        23         3,942,136       0.61       171,397     8.356      396.37        563            64.0
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-7

                                         PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT        AVERAGE
PREPAYMENT PENALTY PERIOD    MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
(MONTHS)                       LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

0 ........................       661    $  107,799,001      16.59%    $ 163,085     8.645%     366.67        593            77.4%
12 .......................       166        42,147,906       6.48       253,903     7.701      372.62        606            71.0
24 .......................        79        15,918,806       2.45       201,504     8.052      371.17        596            76.4
30 .......................         1           167,259       0.03       167,259     8.090      477.00        646            90.0
36 .......................       466        87,311,342      13.43       187,363     7.781      385.02        619            75.3
42 .......................         5           939,660       0.14       187,932     8.295      384.88        633            76.9
60 .......................     1,858       395,689,063      60.88       212,965     7.290      380.18        630            73.5
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                            INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                        PERCENT OF                WEIGHTED   WEIGHTED     WEIGHTED
                                            AGGREGATE    AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE        WEIGHTED
                             NUMBER OF      PRINCIPAL    PRINCIPAL     CURRENT    CURRENT    REMAINING     CREDIT        AVERAGE
INTEREST ONLY PERIOD         MORTGAGE        BALANCE      BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU     LOAN-TO-VALUE
(MONTHS)                       LOANS       OUTSTANDING  OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE       RATIO
--------------------------   ---------  --------------  -----------   ---------   --------   ---------   ----------   --------------

0 ........................     3,038    $  603,900,813      92.91%    $ 198,782     7.662%     379.39        619            74.0%
60 .......................       198        46,072,224       7.09       232,688     7.175      358.45        630            77.7
                             ---------  --------------  -----------
    Total/Avg./Wtd. Avg ..     3,236    $  649,973,037     100.00%
                             =========  ==============  ===========

                                       A-8